FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           ____________FIRST INDUSTRIAL REALTY TRUST, INC.___________
             (Exact name of registrant as specified in its charter)

________Maryland________                        _____36-3935116___
(State of incorporation                         (I.R.S. Employer
or organization)                                Identification No.)

                  150 N. Wacker Drive, Suite 150
________________________Chicago, Illinois______________60606_____
      (Address of principal executive offices)      (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                        Name of each exchange on which
to be so registered                        each class is to be registered

Depositary Shares each repre-              The New York Stock Exchange
senting 1/100 of a share of                ___________________________
8 3/4% Series B Cumulative                 ___________________________
Preferred Stock with a Liqui-              ___________________________
dation Preference Equivalent               ___________________________
to $25.00 per Depositary                   ___________________________
Share                                      ___________________________

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of class)



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Item 1:  Description of Registrant's Securities to be
         Registered.

     The description of First Industrial Realty Trust, Inc.'s (the "Company") Depositary Shares each representing 1/100 of a share of 8 3/4% Series B Cumulative Preferred Stock with a liquidation preference equivalent to $25.00 per Depositary Share is hereby set forth under the caption "Description of Series B Preferred Shares and Depositary Shares" in the Prospectus Supplement dated May 9, 1997 and under the captions "Description of Depositary Shares" and "Description of Preferred Stock" in the accompanying Prospectus dated April 30, 1997 each as filed with the Securities and Exchange Commission (the "Commission") on May 13, 1997 pursuant to Rule 424(b), under the Securities Act of 1933, as amended.

Item 2:  Exhibits.

     1. Registrant's Prospectus Supplement dated May 9, 1997, together with accompanying Prospectus dated April 30, 1997 (filed with the Commission on May 13, 1997).

     2. Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's 10-Q for the fiscal quarter ended June 30, 1996, File No. 1-13102).

     3. Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3, File No. 333-03999).

     4. Form of Articles Supplementary to the Amended and Restated Articles of Incorporation of the Company relating to the Company's Series B Cumulative Preferred Stock, $.01 par value (incorporated by reference to the Company's Current Report on Form 8-K).

     5. Form of Deposit Agreement (incorporated by reference to the Company's Current Report on Form 8-K).

     6. Form of Certificate representing Depositary Receipts (incorporated by reference to the Company's Current Report on Form 8-K).

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 FIRST INDUSTRIAL REALTY TRUST, INC.
                                 (Registrant)

                                 By:  /s/ Michael J. Havala
                                      ------------------------------
                                 Name:   Michael J. Havala
                                 Title:  Chief Financial Officer,
                                           Treasurer and Secretary
Date:  May 13, 1997